EXHIBIT 10.01
FIRST AMENDMENT TO OFFICE/WAREHOUSE LEASE
     THIS FIRST AMENDMENT TO OFFICE/WAREHOUSE LEASE (the “Amendment”) is made effective May 30, 2008, between SMD LINCOLN INVESTMENTS, a Minnesota limited liability company (“Landlord”) and LECTEC CORPORATION, a Minnesota corporation (“Tenant”).
A.	Pursuant to the Office/Warehouse Lease dated as of May 23, 2003 between Landlord and Tenant (the “Lease”), Landlord leased to Tenant approximately 14,316 square feet of space in a building located at 5618 Lincoln Drive, Edina, Minnesota, as more particularly described in the Lease (the “Demised Premises”).

B.	Except as hereinafter specifically provided, all words in this Amendment beginning with capital letters which are not normally capitalized shall have the meaning ascribed to such words in the Lease.

C.	Landlord and Tenant desire to amend the Lease to alter certain provisions thereof on the terms and conditions hereinafter set forth.
     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:
1.	Each capitalized term used in this First Amendment shall have the same meaning as is ascribed to such capitalized term in the Lease, unless otherwise provided for herein.

2.	Effective May 30, 2008 the definition of the “Demised Premises” identified in the Definitions Section of the Lease is hereby amended to reduce the square footage leased for the remainder of the term of the lease from 14,316 square feet to 3,299 square feet (the “New Demised Premises”) as identified on the attached Exhibit A.

3.	Section 2 of the Lease is hereby amended as of June 1, 2008 to reduce the Net Rent for the New Demised Premises for the remainder of the Term as follows:

	Period	Monthly
Period	Net Rent	Net Rent
6/1/08-8/31/08	$4,428.84	$1,476.28
4.	The definition of “Tenant’s Proportionate Share” identified in the Definitions Section of the Lease is hereby amended to decrease Tenant’s Proportionate Share from 18.35% to 4.23%.

5.	Landlord and Tenant represent and warrant that each has all the necessary approvals and authority to enter into this Amendment, and shall indemnify and hold each other harmless for any breach of this representation and warranty.

6.	Landlord and Tenant represent and warrant that there are currently no defaults by either party under the Lease.

7.	This Amendment may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument. Faxed signatures shall be considered originals.

8.	All of the terms of the Lease, as amended hereby, are hereby ratified and confirmed.
[SIGNATURE PAGES TO FOLLOW]

     WHEREFORE, Landlord and Tenant have executed this Amendment as of the date first above written.

LANDLORD:

SMD LINCOLN INVESTMENTS, LLC, a Minnesota limited liability company

By:	/s/ Dennis J. Doyle
Dennis J. Doyle
Its: President

TENANT:

LEC TEC CORPORATION., a Minnesota corporation

By:	/s/ Bill Johnson

Print Name:	Bill Johnson
Title:	Controller

EXHIBIT A
DEPICTION OF THE NEW DEMISED PREMISES